Exhibit 99.4

QR ENERGY, LP
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Balance Sheet as of September 30, 2012	4

Unaudited Pro Forma Statement of Operations for the nine months ended September 30, 2012	5

Unaudited Pro Forma Statement of Operations for the year ended December 31, 2011	6

Notes to Unaudited Pro Forma Financial Statements	7

Introduction

The following unaudited pro forma financial statements of QR Energy, LP and subsidiaries (“QR Energy,” “QRE” or the “Partnership”) reflect the unaudited and audited historical results of QR Energy on a pro forma basis to give effect to: (i) the acquisition on December 28, 2012 by the Partnership of oil and natural gas properties and a processing plant in the Jay Field located in the Florida panhandle (the “December 2012 Transferred Properties”) from affiliate sellers for approximately $30 million in cash and the assumption of $115 million in debt, subject to customary purchase price adjustments, (the “December 2012 Transaction”) and (ii) the acquisition on December 4, 2012 by the Partnership of predominantly oil properties located in the Ark-La-Tex area and an equity method interest in a saltwater disposal company (the “East Texas Oil Field Properties”) from a private seller for $215 million in cash, subject to customary purchase price adjustments (the “East Texas Oil Field Acquisition”).

The unaudited pro forma financial statements of QRE also contemplate the following previously completed transactions: (i) the acquisition on April 20, 2012 by the Partnership of  predominantly low decline, long life oil properties, primarily located in the Ark-La-Tex area (the “Prize Properties”) from Prize Petroleum LLC and Prize Pipeline, LLC (collectively, “Prize”) for approximately $225 million in cash after customary purchase price adjustments (the “Prize Acquisition”), and (ii) the partial financing of the Prize Acquisition with the April 17, 2012 issuance of 8,827,263 of common units (including 2,625,000 common units pursuant to the exercise in full of the option by the underwriters) to the public for $19.18 per unit, resulting in approximately $162 million in net proceeds (the “April 2012 Offering”).

The affiliates from which the Partnership acquired the December 2012 Transferred Properties include Quantum Resources A1, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLC (collectively the “Affiliate Sellers”).  QR Energy and the Affiliate Sellers of the December 2012 Transferred Properties are entities under common control. As a result, the December 2012 Transaction will be accounted for as a transaction between entities under common control whereby the assets and liabilities transferred will be recorded by QR Energy at the historical book value of the Affiliate Sellers without any adjustment to current fair values. The East Texas Oil Field Acquisition will be accounted for as a business combination for which the accounting is dependent upon certain valuations and other studies that are not yet complete. Accordingly, the pro forma adjustments are preliminary and subject to revision based on final determination of fair value.

Pro Forma Financial Statements

The unaudited pro forma balance sheet of QR Energy as of September 30, 2012 is based on the unaudited historical consolidated balance sheet of QR Energy and includes pro forma adjustments to give effect to the December 2012  Transaction and the East Texas Oil Field Acquisition as if they had occurred on September 30, 2012. Since the December 2012 Transaction represents a transaction between entities under common control, the historic impact of the acquired assets and liabilities are carried forward from the date of common control.

The unaudited pro forma statements of operations of QR Energy for the nine months ended September 30, 2012 are based on the unaudited historical consolidated statements of operations of QR Energy, and the unaudited statements of revenues and direct operating expenses attributable to the December 2012 Transferred Properties, the East Texas Oil Field Properties, and the Prize Properties, giving effect to the December 2012 Transaction as if they had occurred on the date of common control, and the East Texas Oil Field Acquisition, the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.  The unaudited pro forma statements of operations of QR Energy for the year ended December 31, 2011 are based on the audited historical consolidated statement of operations of QR Energy and audited statements of revenues and direct operating expenses attributable to the December 2012 Transferred Properties, the East Texas Oil Field Properties, and the Prize Properties,  giving effect to the December 2012 Transaction as if it had occurred on the date of common control, and the East Texas Oil Field Acquisition,  the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.

The unaudited pro forma financial statements have been prepared on the basis that QR Energy is a partnership for federal income tax purposes. The unaudited pro forma financial statements should be read in conjunction with the notes accompanying these unaudited pro forma financial statements and with the unaudited and audited historical financial statements related to QR Energy, the December 2012 Transferred Properties and East Texas Oil Field Properties, included or incorporated as exhibits in this Current Report.

The pro forma adjustments to the unaudited and audited historical financial statements are based upon currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and the unaudited pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions and reflect those items expected to have a continuing impact on QR Energy.

QR ENERGY, LP
PRO FORMA BALANCE SHEET
SEPTEMBER 30, 2012
(UNAUDITED)
(In thousands)

		December 2012		East Texas
		Transferred		Oil Field
		Properties		Properties
	QR Energy, LP	Pro Forma		Pro Forma		QR Energy, LP
	Historical	Adjustments		Adjustments		Pro Forma

ASSETS
Current assets:
Cash	$25,144	$143,555	(a)	$214,306	(b)	$25,144
		(143,555)	(c)	(214,306)	(c)
Accounts receivable	35,302	-		-		35,302
Due from affiliates	9,319	-		-		9,319
Derivative instruments	42,482	-		-		42,482
Prepaid and other current assets	659	-		-		659
Total current assets	112,906	-		-		112,906
Noncurrent assets:
Oil and gas properties, using the full cost method of accounting
Evaluated	1,270,689	121,178	(c)	224,689	(c)	1,616,556
Unevaluated	9,000	-		-		9,000
Gross oil and natural gas properties	1,279,689	121,178		224,689		1,625,556
Gas processing equipment	4,110	-		-		4,110
Less accumulated depreciation, depletion, and amortization	(141,912)	(31,610)	(c)	-		(173,522)
Total property and equipment, net	1,141,887	89,568		224,689		1,456,144
Equity investment	-	-		1,900	(c)	1,900
Derivative instruments	81,450	5,027	(c)	-		86,477
Other assets	11,408	10,732	(c)	-		22,140
Total noncurrent assets	1,234,745	105,327		226,589		1,566,661
Total assets	$1,347,651	$105,327		$226,589		$1,679,567

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Current portion of asset retirement obligations	$845	$-		$-		$845
Derivative instruments	5,176	4,960	(c)	-		10,136
Accrued and other liabilities	60,182	-		-		60,182
Total current liabilities	66,203	4,960		-		71,163
Noncurrent liabilities:
Long-term debt	620,946	143,555	(a)	214,306	(b)	978,807
Derivative instruments	14,156	1,400	(c)	-		15,556
Asset retirement obligations	73,507	27,954	(c)	11,210	(c)	112,671
Other liabilities	6,755	-		1,073	(c)	7,828
Deferred taxes	102	-		-		102
Total noncurrent liabilities	715,466	172,909		226,589		1,114,964
Commitments and contingencies
Partners' capital:
Class C convertible preferred unitholders	369,278	-		-		369,278
General partner	614	(68)	(d)	-		546
Public common unitholders	258,578	(60,857)	(d)	-		197,721
Subordinated unitholders	(62,488)	(11,617)	(d)	-		(74,105)
Predecessor's capital	-	(72,542)	(c)	-		-
		72,542	(d)
Total partners' capital	565,982	(72,542)		-		493,440
Total liabilities and partners' capital	$1,347,651	$105,327		$226,589		$1,679,567

See accompanying notes to the unaudited pro forma financial statements.

QR ENERGY, LP
PRO FORMA STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(UNAUDITED)
(In thousands, except per unit amounts)

				December 2012				East Texas
				Transferred				Oil Field				Prize
		December 2012		Properties		East Texas		Properties				Properties
	QR Energy, LP	Transferred		Pro Forma		Oil Field		Pro Forma		Prize		Pro Forma		QR Energy, LP
	Historical	Properties		Adjustments		Properties		Adjustments		Properties		Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$191,722	$81,623	(e)	$-		$36,411	(e)	$-		$12,116	(e)	$-		$321,872
Processing and other	1,243	-		-		-		-		-		-		1,243
Total revenues	192,965	81,623		-		36,411		-		12,116		-		323,115
Operating Expenses:
Production expenses	73,448	30,611	(e)	-		11,529	(e)	-		4,401	(e)	-		119,989
Depreciation, depletion and amortization	61,428	-		15,332	(f)	-		7,866	(f)	-		2,480	(f)	87,106
Accretion of asset retirement obligations	2,645	-		1,464	(g)	-		178	(g)	-		60	(g)	4,347
General and administrative	26,345	-		2,706	(h)	-		1,570	(h)	-		208	(h)	30,829
Acquisition and transaction costs	1,286	-		-				-		-		(1,004)	(h)	282
Total operating expenses	165,152	30,611		19,502		11,529		9,614		4,401		1,744		242,553
Operating income	27,813	51,012		(19,502)		24,882		(9,614)		7,715		(1,744)		80,562
Other income (expense):
Realized gains on commodity derivative contracts	35,668	-		-		-				-		-		35,668
Unrealized gains on commodity derivative contracts	12,328	-		4,005	(i)	-				-		-		16,333
Interest expense, net	(28,398)	-		(3,133)	(j)	-		(4,356)	(j)	-		(401)	(j)	(36,288)
Total other income (expense), net	19,598	-		872		-		(4,356)		-		(401)		15,713
Loss before income taxes	47,411	51,012		(18,630)		24,882		(13,970)		7,715		(2,145)		96,275
Income tax benefit, net	(528)	-		-						-		-		(528)
Net income (loss)	$46,883	$51,012		$(18,630)		$24,882		$(13,970)		$7,715		$(2,145)		$95,747
Net income per limited partner unit:
Common unitholders' (basic)	$0.49													$1.51
Common unitholders' (diluted)	$0.49													$1.45
Subordinated unitholders' (basic)	$0.33													$1.50
Subordinated unitholders' (diluted)	$0.33													$1.45
Weighted average number of limited
partner units outstanding:
Common units (basic)	34,347													37,794
Common units (diluted)	34,347													54,460
Subordinated units (basic and diluted)	7,146													7,146

See accompanying notes to the unaudited pro forma financial statements.

QR ENERGY, LP
PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(UNAUDITED)
(In thousands, except per unit amounts)

				December 2012				East Texas
				Transferred				Oil Field				Prize
		December 2012		Properties		East Texas		Properties				Properties
	QR Energy, LP	Transferred		Pro Forma		Oil Field		Pro Forma		Prize		Pro Forma		QR Energy, LP
	Historical	Properties		Adjustments		Properties		Adjustments		Properties		Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$257,903	$101,036	(e)	$-		$47,846	(e)	$-		$35,198	(e)	$-		$441,983
Processing and other	1,965	-		-		-		-		-		-		1,965
Total revenues	259,868	101,036		-		47,846		-		35,198		-		443,948
Operating Expenses:
Production expenses	88,057	44,170	(e)	-		14,514	(e)	-		13,097	(e)	-		159,838
Depreciation, depletion and amortization	78,354	-		18,537	(f)	-		10,765	(f)	-		7,808	(f)	115,464
Accretion of asset retirement obligations	2,702	-		1,891	(g)	-		233	(g)	-		190	(g)	5,016
General and administrative	31,666	-		3,608	(h)	-		2,093	(h)	-		682	(h)	38,049
Acquisition and transaction costs	-	-		-		-		-		-		-		-
Total operating expenses	200,779	44,170		24,036		14,514		13,091		13,097		8,680		318,367
Operating income	59,089	56,866		(24,036)		33,332		(13,091)		22,101		(8,680)		125,581
Other income (expense):
Realized (losses) on commodity derivative contracts	(72,053)	-		-		-		-		-		-		(72,053)
Unrealized gains (losses) on commodity derivative contracts	120,478	-		(565)	(i)	-		-		-		-		119,913
Interest expense, net	(45,527)	-		(4,178)	(j)	-		(5,808)	(j)	-		(1,315)	(j)	(56,828)
Total other income (expense), net	2,898	-		(4,743)		-		(5,808)		-		(1,315)		(8,968)
Loss before income taxes	61,987	56,866		(28,779)		33,332		(18,899)		22,101		(9,995)		116,613
Income tax benefit, net	(850)	-		-		-		-		-		-		(850)
Net income (loss)	$61,137	$56,866		$(28,779)		$33,332		$(18,899)		$22,101		$(9,995)		$115,763
Net income per limited partner unit:
Common unitholders' (basic and diluted)	$0.10													$1.30
Subordinated unitholders' (basic and diluted)	$0.10													$1.30
Weighted average number of limited
partner units outstanding:
Common units (basic and diluted)	28,728													37,555
Subordinated units (basic and diluted)	7,146													7,146
See accompanying notes to the unaudited pro forma financial statements.

QR ENERGY, LP

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

1.	Basis of Presentation

The following unaudited pro forma financial statements of QR Energy reflect the unaudited and audited historical result of QR Energy on a pro forma basis to give effect to the December 2012 Transaction for $145 million (before estimated purchase price adjustments) and the East Texas Oil Field Acquisition for $215 million (before estimated purchase price adjustments).  The following unaudited pro forma financial statements of QR Energy also contemplate the previously completed transactions related to the Prize Acquisition for $225 million and the April 2012 Offering resulting in $162 million in net proceeds.  The acquisition of the December 2012 Transferred Properties, the East Texas Oil Field Properties and the Prize Properties are collectively referred to herein as the “Transactions.”

The unaudited pro forma balance sheet of QR Energy as of September 30, 2012 is based on the unaudited historical consolidated balance sheet of QR Energy and includes pro forma adjustments to give effect to the December 2012 Transaction and the East Texas Oil Field Acquisition as if they had occurred on September 30, 2012. Since the December 2012 Transaction represents a transaction between entities under common control, the historic impact of the acquired assets and liabilities are carried forward from the date of common control.

The unaudited pro forma statements of operations of QR Energy for the nine months ended September 30, 2012 are based on the unaudited historical consolidated statements of operations of QR Energy, and the unaudited statements of revenues and direct operating expenses attributable to the December 2012 Transferred Properties, the East Texas Oil Field Properties, and the Prize Properties, giving effect to the December 2012 Transaction as if it had occurred on the date of common control, and the East Texas Oil Field Acquisition, the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.  The unaudited pro forma statements of operations of QR Energy for the year ended December 31, 2011 are based on the audited historical consolidated statement of operations of QR Energy and audited statements of revenues and direct operating expenses attributable to the December 2012 Transferred Properties, the East Texas Oil Field Properties, and the Prize Properties,  giving effect to the December 2012 Transaction as if it had occurred on the date of common control, and the East Texas Oil Field Acquisition, the Prize Acquisition and the April 2012 Offering as if they had occurred on January 1, 2011.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the Transactions and April 2012 Offering occurred on January 1, 2011. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in the future periods. The accompanying unaudited pro forma financial statements of the Partnership should be read in conjunction with QR Energy’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2012 and Annual Report on Form 10-K for the year ended December 31, 2011.

2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Balance Sheet

(a)	Reflects the borrowing of $143.6 million through available capacity under our revolving credit facility to fund the December 2012 Transaction.

(b)  Reflects the borrowing of $214.3 million through available capacity under our revolving credit facility to fund the East Texas Oil Field Acquisition.

(c)  Reflects net assets acquired as follows:

•

The December 2012 Transaction for $143.6 million after purchase price adjustments consisting of $28.6 million in cash and $115 million in assumed debt which will be repaid using available capacity under our revolving credit facility. The following chart illustrates the purchase price allocation between entities under common control whereby the assets and liabilities transferred will be recorded by QR Energy at historical book value of the Affiliate Sellers without any adjustments to current fair values.

Oil and gas properties
Evaluated	$121,178
Accumulated depreciation, depletion, and amortization	(31,610)
Other assets (1)	10,732
Derivative instruments, net	(1,333)
Asset retirement obligations	(27,954)
Net book value of acquired properties	$71,013
Deemed distribution to sellers	72,542
Purchase Price	$143,555

(1)   Represents a reclamation deposit in escrow as security for abandonment and redemption obligations.

•

The East Texas Oil Field Acquisition for $214.3 million subject to customary purchase price adjustments.  The following chart illustrates the purchase price allocation, which is based on preliminary estimates by management, and is subject to final determination. This represents the estimated fair value of proved oil and gas properties based on discounted cash flows estimates using oil and gas forward prices.

Oil and gas properties
Evaluated	$224,689
Equity investment	1,900
Asset retirement obligation	(11,210)
Other current liabilities	(1,073)
Purchase price	$214,306

(d) Pro forma adjustment to reflect the excess of the $143.6 million after estimated purchase price adjustments for the December 2012 Transaction over the $71.0 million in net assets acquired from the Affiliate Sellers.  Since the December 2012 Transferred Properties represents a transaction between entities under common control where the net assets acquired have been transferred at the historical book value of the Affiliate Sellers, such excess of $72.6 million has been treated as a deemed distribution and has been allocated to QR Energy’s partner accounts.

Unaudited Pro Forma Statements of Operations

(e)    Reflects revenue and direct operating expenses related to the oil and gas properties acquired pursuant to the December 2012 Transaction, the East Texas Oil Field Acquisition and the Prize Acquisition.

(f)    Reflects incremental depletion expense related to the oil and gas properties acquired pursuant to the Transactions.

(g)  Reflects incremental accretion of the asset retirement obligations acquired pursuant to the Transactions.

(h)  Reflects incremental G&A expense associated with the oil and gas properties acquired in the Transactions. The adjustment results from an incremental allocation of general and administrative expenses from our Affiliate Sellers based on a relative percentage of production, per the Services Agreement with QRE GP and its affiliates, of the Partnership and the other affiliate entities.

(i) Reflects the unrealized losses on commodity derivative contracts associated with the December 2012 Transferred Properties, as applicable.

(j) Reflects interest expense associated with borrowings under the Partnership’s revolving credit facility. The incremental interest expense is calculated as if the cash used to facilitate the Transactions had occurred on the earlier of January 1, 2011 or the date of common control

3. Pro Forma Net Income Per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income available to the limited partner unitholders, after deducting QR Energy’s general partner 0.1% interest in net income, by the weighted average number of limited partner units outstanding during the nine months ended September 30, 2012 and the year ended December 31, 2011. QR Energy’s general partner interest in pro forma net income was not adjusted for any changes to the management incentive fee resulting from the Transactions and the April 2012 Offering.

The following sets forth the calculation of pro forma net income per limited partner unit for the nine months ended September 30, 2012 and for the year ended December 31, 2011. The historical calculation has been adjusted to show the effect of the Transactions and the April 2012 Offering as if they had occurred on January 1, 2011.

	Pro Forma	Pro Forma
	Nine Months Ended	Year Ended
	September 30, 2012	December 31, 2011
Pro forma net income	$95,747	$115,763
Net (income) attributable to predecessor operations	-	(49,091)
Distribution on Class C convertible preferred units	(10,500)	(3,424)
Amortization of preferred unit discount	(11,140)	(3,638)
Pro forma net income available to other unitholders	74,107	59,610
Less: general partner's interest in net income	6,183	1,612
Limited partners' interest in net income	$67,924	$57,998
Common unitholders' interest in net income	$57,171	$48,726
Subordinated unitholders' interest in net income	$10,753	$9,272
Pro forma net income per limited partner unit:
Common unitholders' (basic)	$1.51	$1.30
Common unitholders' (diluted)	$1.45	$1.30
Subordinated unitholders' (basic)	$1.50	$1.30
Subordinated unitholders' (diluted)	1.45	1.30
Pro forma weighted average number of limited partner units outstanding: (1)
Common unitholders' (basic)	37,794	37,555
Common unitholders' (diluted)	54,460	37,555
Subordinated unitholders' (basic and diluted)	7,146	7,146

(1)    For the year ended December 31, 2011, we had weighted average preferred units of 4,109,589 which are contingently convertible. These units have an antidilutive effect on earnings per unit and have been excluded in the earnings per share calculation for the year ended December 31, 2011.

Supplemental Oil and Gas Information (Unaudited)

The following table sets forth certain unaudited pro forma information regarding estimates of the Partnership’s proved crude oil, natural gas and natural gas liquids reserves as of December 31, 2011 after giving effect to the Transactions as if they had occurred on January 1, 2011. Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures.

	QR Energy, LP			December 2012 Transferred Properties			East Texas Oil Field Properties			Prize				QR Energy, LP
	Historical			Adjustments			Adjustments			Adjustments				Pro Forma
		Natural			Natural			Natural			Natural				Natural
	Oil	Gas	NGL	Oil	Gas	NGL	Oil	Gas	NGL	Oil	Gas	NGL		Oil	Gas	NGL
	(MBbl)	(MMcf)	(MBbl)	(MBbl)	(MMcf)	(MBbl)	(MBbl)	(MMcf)	(MBbl)	(MBbl)	(MMcf)	(MBbl)		(MBbl)	(MMcf)	(MBbl)

Balance, December 31, 2010	32,283	243,265	1,443	3,878	-	477	9,936	6,912	-	12,692	5,931	391		58,789	256,108	2,311
Extensions	1,274	677	110	728	-	101	-	-	-	337	108	13		2,339	785	224
Revision of previous estimates	2,459	(28,463)	6,554	1,574	-	318	271	252	-	(550)	(1,889)	110		3,754	(30,100)	6,982
Production	(1,766)	(16,925)	(263)	(828)	-	(113)	(494)	(313)	-	(355)	(165)	(13)		(3,443)	(17,403)	(389)
Balance, December 31, 2011	34,250	198,554	7,844	5,352	-	783	9,713	6,851	-	12,124	3,985	501		61,439	209,390	9,128

Proved developed reserves:
December 31, 2010	19,588	178,657	1,389	3,528	-	411	9,803	6,872	-	12,216	5,614	370	-	45,135	191,143	2,170
December 31, 2011	21,457	142,428	6,082	5,191	-	760	9,579	6,811	-	11,847	3,666	486		48,074	152,905	7,328

Summarized in the following table is information for the Partnership’s unaudited pro forma standardized measure of discounted cash flows relating to estimated proved reserves as of December 31, 2011 after giving effect to the Transactions as if it had occurred on January 1, 2011. The Standardized Measure of discounted future net cash flows was determined based on the economic conditions in effect at December 31, 2011. The disclosures below do not purport to present the fair market value of the Partnership’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. The pro forma standardized measure of discounted future net cash flows is presented as follows:

		December 2012	East Texas Oil Field	Prize
	QR Energy, LP	Transferred Properties	Properties	Properties	QR Energy, LP
(In thousands)	Historical	Adjustments	Adjustments	Adjustments	Pro Forma
Future cash inflows	$4,349,712	$642,646	$1,012,095	$1,209,150	$7,213,603
Future production and development costs	(1,892,789)	(490,553)	(417,361)	(556,881)	(3,357,584)
Future net cash flows	2,456,923	152,093	594,734	652,269	3,856,019
10% annual discount for estimated timing of cash flows	(1,284,382)	(12,971)	(340,423)	(423,486)	(2,061,262)
Standardized measure of discounted future net cash flows	$1,172,541	$139,122	$254,311	$228,783	$1,794,757

The following table sets forth unaudited pro forma information for the principal sources of changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2011 after giving effect to the Transactions as if it had occurred on January 1, 2011:

		December 2012	East Texas Oil Field	Prize
	QR Energy, LP	Transferrred Properties	Properties	Properties	QR Energy, LP
(In thousands)	Historical	Adjustments	Adjustments	Adjustments	Pro Forma
Beginning of period	$996,580	$53,444	$203,110	$191,340	$1,444,474
Extensions	26,016	16,924	-	9,596	52,536
Revisions of previous estimates	66,579	47,775	7,320	(10,266)	111,408
Changes in future development cost, net	(50,872)	(9,083)	-	(334)	(60,289)
Development cost incurred during the year					-
that reduce future development costs	9,598	2,396	-	387	12,381
Net change in prices	192,290	69,112	64,125	61,307	386,834
Sales, net of production costs	(169,846)	(54,506)	(33,332)	(21,588)	(279,272)
Changes in timing and other	2,538	7,716	(7,223)	(20,793)	(17,762)
Accretion of discount	99,658	5,344	20,311	19,134	144,447
End of period	$1,172,541	$139,122	$254,311	$228,783	$1,794,757